Exhibit 99.2

ANACOR PHARMACEUTICALS ANNOUNCES TOP-LINE RESULTS FROM LONG-TERM SAFETY STUDY OF CRISABOROLE TOPICAL OINTMENT, 2% IN PATIENTS WITH MILD-TO-MODERATE ATOPIC DERMATITIS

•                  Crisaborole, a novel non-steroidal topical anti-inflammatory PDE-4 inhibitor, demonstrated a safety profile consistent with that seen in the Phase 3 pivotal studies when used intermittently for up to 12 months

•                  Anacor now expects to submit a New Drug Application for crisaborole to the U.S. Food and Drug Administration in the first quarter of 2016

Palo Alto, CA — October 29, 2015 — Anacor Pharmaceuticals, Inc. (NASDAQ:ANAC) today announced top-line results from the long-term safety study of Crisaborole Topical Ointment, 2% (formerly AN2728), a novel non-steroidal topical anti-inflammatory phosphodiesterase-4 (PDE-4) inhibitor in development for the potential treatment of mild-to-moderate atopic dermatitis in children and adults.

“We are very pleased with the results of this successful study which confirmed the safety profile of crisaborole demonstrated in the Phase 3 pivotal studies when used intermittently for up to 12 months,” said Lee Zane, M.D., Anacor’s Senior Vice President and Chief Medical Officer.  “This study adds significantly to our robust clinical database, which now includes data from over 2,000 subjects treated with crisaborole across its clinical development program.”

Crisaborole was found to be well-tolerated and demonstrated a safety profile consistent with that seen in the positive Phase 3 pivotal studies reported in July 2015. No treatment-related serious adverse events were reported and most adverse events were graded as mild in severity, and transient.  The most common treatment-related adverse events reported by at least 2% of subjects were atopic dermatitis (3.1%) and application site pain (2.3%).

“The safety profile demonstrated by crisaborole when used for the long-term management of mild-to-moderate atopic dermatitis in patients as young as 2 years old could be extremely relevant to prescribing physicians and patients,” said Adelaide Hebert, M.D., Professor of Dermatology and Pediatrics at The University of Texas Health Science Center at Houston, who was one of the clinical investigators in the multicenter trial.  “Atopic dermatitis, or eczema, is a chronic skin condition characterized by recurrent flares.  Currently, the most common topical prescription treatments, corticosteroids and calcineurin inhibitors, carry concerns about their long-term safety, so their continuous application for long periods of time is not recommended.  If crisaborole is approved, it has the potential to dramatically change how this disease is managed.”

“We want to thank all of the clinical investigators, patients and their families who participated in this study,” continued Lee Zane, M.D., Anacor’s Senior Vice President and Chief Medical Officer.  “With the successful completion of this important study, we now expect to file the NDA in the first quarter of 2016.”

Anacor currently expects to present additional details from this study at a future medical meeting.

About the Long-Term Safety Study

This open-label study enrolled patients from both pivotal Phase 3 studies and was designed to evaluate the long-term safety of crisaborole in subjects as young as 2 years of age.  Crisaborole was administered to patients by investigators in 4-week treatment periods, as indicated pursuant to the study protocol, for up to 12 months.  The study sought to enroll enough subjects so as to allow at least 300 subjects to complete six months of treatment and at least 100 patients to complete 12 months of treatment.  The study enrolled a total of 517 subjects, of which 396 completed six months of intermittent treatment, and 271 completed 12 months of intermittent treatment.

About Crisaborole Topical Ointment, 2%

Crisaborole Topical Ointment, 2%, is an investigational non-steroidal topical anti-inflammatory PDE-4 inhibitor in development for the potential treatment of mild-to-moderate atopic dermatitis.  Crisaborole is a novel boron-containing small molecule and, although the specific mechanism of action is not yet completely defined, we believe that crisaborole inhibits PDE-4 in target cells, which reduces the production of pro-inflammatory cytokines thought to cause the signs and symptoms of atopic dermatitis.

About Anacor Pharmaceuticals

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform.  Anacor’s first approved drug, KERYDIN® (tavaborole) topical solution, 5%, is an oxaborole antifungal approved by the U.S. Food and Drug Administration in July 2014 for the topical treatment of onychomycosis of the toenails.  In July 2014, Anacor entered into an exclusive agreement with Sandoz Inc., a Novartis company, pursuant to which PharmaDerm, the branded dermatology division of Sandoz, distributes and commercializes KERYDIN in the United States.  In September 2014, PharmaDerm launched KERYDIN in the United States.  Anacor’s lead product development candidate is crisaborole topical ointment, 2%, a novel non-steroidal topical anti-inflammatory PDE-4 inhibitor in development for the potential treatment of mild-to-moderate atopic dermatitis and psoriasis.  Beyond KERYDIN and crisaborole, Anacor has discovered three investigational compounds that it has out-licensed for further development. The first compound is licensed to Eli Lilly and Company for the potential treatment of an animal health indication.  The second compound, AN5568, also referred to as SCYX-7158, is licensed to Drugs for Neglected Diseases initiative for the potential treatment of human African trypanosomiasis.  The third compound is licensed to GlaxoSmithKline LLC for development in tuberculosis.  Anacor also has a pipeline of other internally discovered topical and systemic boron-based compounds in early stages of research and development. These include AN3365, an investigational Gram-negative antibiotic, and certain other wholly-owned investigational product candidates. For more information, visit www.anacor.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the progress, timing and results of Anacor’s clinical trials, the safety and efficacy of Anacor’s approved product and product development candidates, the timing of Anacor’s potential regulatory filings and approval of Anacor’s product development candidates, the commercial success of KERYDIN and the timing and potential commercial success of Anacor’s product development candidates. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Anacor undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by Anacor’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by Anacor’s forward-looking statements: the successful commercialization of KERYDIN pursuant to Anacor’s distribution and commercialization agreement with Sandoz Inc.; any issues, delays or failures arising as a result of Anacor’s studies relating to crisaborole; any delay by Anacor in filing for regulatory approval of crisaborole; the outcome, timing and cost of regulatory approvals, and content of approved labeling for Anacor’s products, including any failure by the U.S. Food and Drug Administration to approve crisaborole;  Anacor’s ability to timely and successfully launch, either alone or with a partner, crisaborole, if approved; the impact of general economic, industry, market or political conditions; and the other risks and uncertainties identified in Anacor’s periodic filings, including Anacor’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Contact:
DeDe Sheel

Senior Director, Investor Relations and Corporate Communications

650.543.7575